Exhibit 10.1

Waiver and Amendment No. 3 to Amended and Restated
Receivables Purchase Agreement

This WAIVER AND AMENDMENT NO. 3 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of February 26, 2009 (this "Agreement"), is made by and among ABITIBI-CONSOLIDATED U.S. FUNDING CORP. (the "Seller"), CITIBANK, N.A. ("Citibank"), as a Bank, EUREKA SECURITISATION, PLC ("Eureka"), as an Investor, CITIBANK, N.A., LONDON BRANCH, as operating agent (the "Agent") for the Investors and the Banks, ABITIBI-CONSOLIDATED INC. ("ACI") and ABITIBI CONSOLIDATED SALES CORPORATION ("ACSC").

Preliminary Statements. (1) The Seller, Citibank, Eureka, the Agent, ACI, in its capacity as Subservicer and an Originator, and ACSC, in its capacity as Servicer and an Originator, are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of January 31, 2008 (as amended, restated, supplemented and/or otherwise modified from time to time, the "RPA"; capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the RPA).

(2)      The Servicer has delivered to the Agent a Monthly Report for January 2009 showing that the average of the Delinquency Ratios for such calendar month and the two immediately preceding calendar months exceeds the maximum percentage set forth in clause (i) of Section 7.01(h) of the RPA, which event constitutes an Event of Termination pursuant to such Section 7.01(h) of the RPA (the "RPA Event of Termination").

(3)      The Seller and the Servicer have requested that the Agent, the Investor and the Banks waive (a) the RPA Event of Termination and (b) the Seller's potential non-compliance with clause (i) of Section 7.01(h) of the RPA for the calendar month ending February 28, 2009.

(4) The Agent, the Investor and the Banks are willing to agree to such waiver subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.      Waivers to the RPA. Upon the effectiveness of this Agreement in accordance with Section 3 hereof, the Banks, the Investor and the Agent hereby agree to waive (a) the RPA Event of Termination and (b) any non-compliance by the Seller with Section 7.01(h)(i) for the calendar month ending February 28, 2009 (provided that the waiver set forth in this clause (b) shall only be effective if the average of the Delinquency Ratios for the calendar month ending February 28, 2009 and the two immediately preceding calendar months does not exceed 5.0%), until the earliest of the following dates (such earliest date being the "Waiver Termination Date"): (x) March 27, 2009, (y) the date (after the date of this Agreement) on which ACI or any of its Affiliates enters into any amendment to the Credit and Guaranty Agreement (as defined in the RPA, as amended by this Agreement), including, without limitation, any date on which the Maturity Date (as defined in the Credit and Guaranty Agreement) shall have been extended beyond March 30, 2009 and (z) the date on which the principal amount of all loans under the Credit and Guaranty Agreement become due and payable (by acceleration, maturity or otherwise) or are prepaid or repaid in full. The Servicer shall provide the Agent with notice as soon as possible (and in any event within two Business Days) following any amendment of the Credit and Guaranty Agreement, any extension of the Maturity Date (as defined in the Credit and Guaranty Agreement) or any acceleration of, or prepayment or repayment in full of, the loans under the Credit and Guaranty Agreement. From and after the Waiver Termination Date, the Agent, the Investor and the Banks may exercise any rights, remedies, powers, claims or causes of action available to them under the RPA or any other Transaction Document during the existence of an Event of Termination, as a result of the RPA Event of Termination.

SECTION 2. Amendments to the RPA. Upon the effectiveness of this Agreement in accordance with Section 3 hereof:

(a)      The last proviso in the definition of "Assignee Rate" set forth in Section 1.01 of the RPA is amended by inserting the phrase "or Adjusted Eurodollar Rate, as applicable," immediately following the term "Alternate Base Rate" appearing therein.

(b)      The definitions of "Bank Commitment" and "Purchase Limit" appearing in Section 1.01 of the RPA are each amended by replacing the amount "$350,000,000" appearing therein with the amount "$210,000,000".

(c) A new definition of "Credit and Guaranty Agreement" is added in Section 1.01 of the RPA in proper alphabetical order and shall read as follows:

         "Credit and Guaranty Agreement" means that certain Credit and Guaranty Agreement dated as of April 1, 2008 among Abitibi-Consolidated Company of Canada, Abitibi-Consolidated Inc., certain Subsidiaries and Affiliates of Abitibi-Consolidated Inc., as Guarantors, various Lenders, Goldman Sachs Credit Partners L.P., as Joint-Lead Arranger, Syndication Agent and Joint-Lead Bookrunner, Wachovia Capital Markets, LLC, as Joint-Lead Arranger and Joint-Lead Bookrunner, Goldman Sachs Credit Partners L.P., as Collateral Agent, Goldman Sachs Credit Partners L.P., as Administrative Agent and Goldman Sachs Credit Partners L.P., as Documentation Agent, as such may have been amended prior to February 26, 2009.

(d) The definition of "Seller Report" in Section 1.01 of the RPA is amended in its entirety to read as follows:

"Seller Report" means a Monthly Report, a Weekly Report or a Daily Report (as such term is defined in Section 6.02(g)(iv)).

(e) Section 2.05(b) of the RPA is amended in its entirety to read as follows:

(b)      The Seller shall pay to the Agent certain fees (collectively, the "Fees") in the amounts and on the dates set forth in that certain amended and restated fee agreement (relating to program fee, liquidity fee and Applicable Margin) between the Seller and the Agent and that certain fee agreement (relating to amendment and waiver fee) between the Seller and the Agent, each dated February 26, 2009, as the same may be amended or restated from time to time (collectively, the "Fee Agreement").

(f) Section 6.02(g) of the RPA is amended by inserting a new subsection (iv) therein following subsection (iii) which shall read as follows:

(iv)      Prior to 10:00 A.M. (New York City time) on each Business Day, the Servicer shall deliver to the Agent a daily report (each, a "Daily Report") in substantially the form of the Weekly Report, which shall contain information related to the Receivables Pool as of the close of business on the preceding Business Day and such additional information as the Agent may request from time to time.

(g) A new Section 5.03 is added to the RPA and shall read as follows:

Section 5.03      Covenant of ACI. Until the latest of the Facility Termination Date or the date on which no Capital or Yield on any Receivable Interest shall be outstanding or the date all other amounts owed by the Seller hereunder to the Investors, the Banks or the Agent are paid in full, ACI shall not, and shall not permit any of its Affiliates to, make any voluntary prepayment of principal with respect to the loans outstanding under the Credit and Guaranty Agreement without the prior written consent of the Agent.

SECTION 3. Effectiveness. This Agreement shall become effective as of the date hereof at such time as:

(a) executed counterparts of this Agreement have been delivered by each party hereto to the other parties hereto;

(b) the Agent shall have received each of the following, each in form and substance satisfactory to the Agent:

(i) an executed copy of the letter agreement, dated the date hereof, between the Seller and the Agent regarding the payment of an amendment and waiver fee (the "Amendment Fee Letter");

(ii) an executed copy of the Amended and Restated Fee Agreement, dated the date hereof, between the Seller and the Agent regarding the payment of certain ongoing fees under the RPA;

(iii) an executed counterpart of the Confirmation of Undertakings, in the form attached hereto; and

(iv) an executed counterpart of a letter agreement, dated the date hereof, between ACI and Citigroup Global Markets Inc. regarding a right of first refusal;

(c) the Agent shall have received payment in full of the portion of the Amendment Fee (as defined in the Amendment Fee Letter) that is due upon the execution of this Agreement; and

(d) Kaye Scholer LLP, counsel to the Agent, shall have received payment in full of all of its outstanding legal fees and expenses.

Notwithstanding the foregoing, this Agreement shall not become effective unless all of the conditions set forth in this Section 3 shall have been satisfied prior to 5:00 P.M. (New York City time) on February 26, 2009.

SECTION 4. Representations and Warranties. Each of the Seller and the Servicer represents and warrants that:

(a)      each of the representations and warranties contained in Section 4.01 and Section 4.02, respectively, of the RPA (after giving effect to this Agreement) are correct in all material respects on and as of the date of this Agreement as though made on and as of such date; and

(b) no Insurance Policy Event, Servicer Default, Event of Termination or Incipient Event of Termination exists under the RPA (after giving effect to this Agreement).

SECTION 5.      Collections, Sales and Purchases. (a) The RPA Event of Termination constitutes a Control Event under the RPA, and as a result thereof, the Agent has delivered notices to the Deposit Banks as contemplated by Section 6.03(a) of the RPA. The parties hereto acknowledge that such notices shall remain effective notwithstanding the waiver granted herein. So long as Collections are being transferred to, or are under the control of, the Agent pursuant to such notices, the Agent shall, promptly upon receipt of each Daily Report which demonstrates that no Event of Termination or Incipient Event of Termination has occurred (and provided that all of the other conditions precedent to reinvestment set forth in Section 3.02 of the RPA have been satisfied), release such Collections to the Servicer, and the Servicer shall apply such Collections in accordance with Section 2.04(b) of the RPA.

(b)      Each Originator confirms that it has sold and contributed, and agrees that it shall continue to sell or contribute, to the Seller all Receivables (as such term is defined in the Originator Purchase Agreement) originated by it from time to time, and the Seller confirms that it has purchased or accepted as a contribution, and agrees that it shall continue to purchase or accept as a contribution, from each Originator all such Receivables from time to time, in each case until the Facility Termination Date (as defined in the Originator Purchase Agreement).

(c)      Notwithstanding the ongoing (i) reinvestment of Collections pursuant to Section 2.04(b) of the RPA and (ii) sales or contributions of Receivables pursuant to Article II of the Originator Purchase Agreement, the Banks shall not, and shall not be required to, make any further purchases of Receivable Interests pursuant to Article II of the RPA prior to the Waiver Termination Date.

SECTION 6.      Confirmation of RPA; No Other Modifications or Waivers. Each reference in the RPA to "this Agreement" or "the Agreement" shall mean the RPA as amended by this Agreement, and as hereafter amended or restated. Except as expressly amended pursuant to Sections 2 and 5 hereof, the RPA is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Except as expressly set forth in Section 1 hereof, this Agreement shall not be deemed a waiver of any Event of Termination, Incipient Event of Termination, Servicer Default or Insurance Policy Event or any other term or condition of any Transaction Document and shall not be deemed to prejudice any right or rights which any Investor or Bank or the Agent (i) have to exercise any rights, remedies, powers, claims or causes of action now or hereafter available under the RPA or any other Transaction Document as a result of any past, present or future Event of Termination, Incipient Event of Termination, Servicer Default or Insurance Policy Event or (ii) otherwise may now have or may have in the future under or in connection with any Transaction Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time, and each of the Agent, the Investors and the Banks hereby reserve all of their respective rights, remedies, powers, claims and causes of action under the RPA and under applicable law, all of which rights, remedies, powers, claims and causes of action are cumulative to such party.

SECTION 7.      Costs and Expenses. The Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Investors and the Banks with respect thereto.

SECTION 8.      GOVERNING LAW. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

SECTION 9.      Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by e-mail in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.      Execution by ACI. This Agreement shall be considered to be executed and delivered by ACI at White Plains, New York and once an authorized director or officer of ACI resident in the United States of America has executed the same.

SECTION 11.      Language. This Agreement and all related documents have been written in the English language at the express request of the parties. Le présent contrat ainsi que tous les documents s'y rattachant ont été rédigés en anglais à la demande expresse des parties.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ABITIBI-CONSOLIDATED U.S. FUNDING CORP., as Seller

By:	/s/ Colin Keeler
Title:	Vice President
Name:	Colin Keeler

By:	/s/ Allen Dea
Title:	Assistant Treasurer
Name:	Allen Dea

EUREKA SECURITISATION, PLC, as an Investor

By:	Citibank, N.A., London Branch, as Attorney-in-Fact

	By:	/s/ Tom Sullivan
		Title:	Vice President
		Name:	Tom Sullivan

CITIBANK, N.A., London Branch, as Agent

By:	/s/ Tom Sullivan
	Title:	Vice President
	Name:	Tom Sullivan

CITIBANK, N.A., as a Bank

By:	/s/ Tom Sullivan
	Title:	Vice President
	Name:	Tom Sullivan

ABITIBI-CONSOLIDATED INC., as Subservicer and an Originator

By:	/s/ Allen Dea
Title: Vice President and Secretary
Name: Allen Dea

By:	/s/ William G. Harvey
Title: Vice President and Treasurer
Name: William G. Harvey

ABITIBI CONSOLIDATED SALES CORPORATION, as Servicer and an Originator

By:	/s/ Colin Keeler
Title: Vice President
Name: Colin Keeler

By:	/s/ Allen Dea
Title: Assistant Treasurer
Name: Allen Dea

CONFIRMATION OF UNDERTAKINGS

February 26, 2009

The undersigned, as undertaking party under (a) the Undertaking Agreement (Originator), dated as of October 27, 2005 in favor of Abitibi-Consolidated U.S. Funding Corp. (as amended, restated, supplemented and/or modified from time to time, the "Undertaking (Originator)") and assigned to Citicorp North America, Inc., as Agent (the "Agent") and (b) the Undertaking Agreement (Servicer) dated as of October 27, 2005 in favor of the Agent and certain investors and banks (as amended, restated, supplemented and/or modified from time to time, the "Undertaking (Servicer)"), and together with the Undertaking (Originator), the "Undertakings"), hereby consents to Waiver and Amendment No. 3 to Amended and Restated Receivables Purchase Agreement, dated as of February 26, 2009 (the "Amendment"), and hereby confirms and agrees that, notwithstanding the effectiveness of such Amendment, each of the Undertakings heretofore executed and delivered by it is, and shall continue to be, in full force and effect and shall apply to the Agreement (as defined below) as amended by the Amendment, and each of the Undertakings is hereby ratified and confirmed. As used herein, "Agreement" means the Receivables Purchase Agreement referred to in the Preliminary Statements of the Undertakings.

ABITIBI-CONSOLIDATED INC.

By:	/s/ Allen Dea
Title: Vice President and Secretary
Name: Allen Dea

By:	/s/ William G. Harvey
Title: Vice President and Treasurer
Name: William G. Harvey